                                 AMENDMENT NO. 6
                                       TO
                            MASTER DISTRIBUTION PLAN

      The Master Distribution Plan (the "Plan"), dated as of July 16, 2001, pursuant to Rule 12b-1, of AIM Variable Insurance Funds, a Delaware statutory trust, is hereby amended as follows:

      WHEREAS, the parties desire to amend the Agreement to change the name of AIM V.I. Balanced Fund to AIM V.I. Basic Balanced Fund, AIM V.I. Dent Demographic Trends Fund to AIM V.I. Demographic Trends Fund and AIM V.I. Health Sciences Fund to AIM V.I. Global Health Care Fund;

NOW THEREFORE, Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                          AIM VARIABLE INSURANCE FUNDS

                               (SERIES II SHARES)

                               (DISTRIBUTION FEE)

            The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) designated below, a Distribution Fee determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio.

                                                       DISTRIBUTION
       PORTFOLIO:                                          FEE:
       ----------                                          ----
AIM V.I. Aggressive Growth Fund                           0.25%
AIM V.I. Basic Balanced Fund                              0.25%
AIM V.I. Basic Value Fund                                 0.25%
AIM V.I. Blue Chip Fund                                   0.25%
AIM V.I. Capital Appreciation Fund                        0.25%
AIM V.I. Capital Development Fund                         0.25%
AIM V.I. Core Equity Fund                                 0.25%
AIM V.I. Core Stock Fund                                  0.25%
AIM V.I. Demographic Trends Fund                          0.25%
AIM V.I. Diversified Income Fund                          0.25%
AIM V.I. Dynamics Fund                                    0.25%
AIM V.I. Financial Services Fund                          0.25%
AIM V.I. Global Health Care Fund                          0.25%
AIM V.I. Government Securities Fund                       0.25%
AIM V.I. Growth Fund                                      0.25%
AIM V.I. High Yield Fund                                  0.25%
AIM V.I. International Growth Fund                        0.25%
AIM V.I. Large Cap Growth Fund                            0.25%
AIM V.I. Leisure Fund                                     0.25%
AIM V.I. Mid Cap Core Equity Fund                         0.25%
AIM V.I. Money Market Fund                                0.25%
AIM V.I. Premier Equity Fund                              0.25%

AIM V.I. Real Estate Fund                                 0.25%
AIM V.I. Small Cap Equity Fund                            0.25%
AIM V.I. Small Company Growth Fund                        0.25%
AIM V.I. Technology Fund                                  0.25%
AIM V.I. Total Return Fund                                0.25%
AIM V.I. Utilities Fund                                   0.25%"

      All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: July 1, 2005

                                             AIM VARIABLE INSURANCE FUNDS
                                             (on behalf of its Series II Shares)

Attest: ______________________________       By: _______________________________
          Assistant Secretary                       President

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